Exhibit 12.2 - Calculation of (1) EBITDA

                                                       1995       1996       1997       1998        1999
                                                     --------   --------   --------   --------   --------
 (1)  EBITDA Calculation
       Pretax income .........................       $  6,400   $  3,173   $  8,380   $  3,036   $ (5,890)
       Interest expense ......................          1,827      4,937      4,483      5,076     14,939
       Depreciation and amortization expense..          3,119      8,389      9,142     10,834     17,175
                                                     --------   --------   --------   --------   --------
       Total EBITDA ..........................       $ 11,346   $ 16,499   $ 22,005   $ 18,946   $ 26,224
                                                     ========   ========   ========   ========   ========


Interest expense includes amortization of deferred financing costs of $150,000, $180,000, $210,000, and $1,538,000 in 1996, 1997, 1998, and 1999, respectively.

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